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CHINA BAK BATTERY: China BAK Battery Third Quarter
Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

SPEAKERS
Tony Shen – CFO
Xiangqian Li – President and CEO
Huanyu Mao – COO and CTO

ANALYSTS
Mark Tobin – Roth Capital Partners
Doug Ruth – Lenox Financial Services
Peter Delgado – Threshold Capital
Craig Allen – Private Investor
Rick Pheran – Accretis Capital Partner

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

PRESENTATION

Coordinator
Good evening, everyone, and thank you for joining us on China BAK’s Fiscal Year 2008 Third Quarter conference call. During today’s call, we will provide details on the Company’s fiscal year ’08 third quarter results as well as provide a corporate update about recent activities. Today’s call will be limited to one hour. With me today on the call is China BAK’s senior management team, led by Mr. Xiangqian Li, China BAK’s President and Chief Executive Officer. All of them will be available to answer questions during the Q&A portion.

Our agenda for today is as follows: Mr. Tony Shen, China BAK’s Chief Financial Officer, will make remarks on behalf of the management team on the Company’s financial performance and discuss current business strategies, and then he will make remarks about China BAK’s business outlook. Finally, we will open the call to your questions.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Before we get started, I’d like to remind our listeners that the comments today will contain forward-looking statements and management may make additional forward-looking statements in response to your questions. Such written and verbal disclosures are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause the actual result to differ materially from the anticipated results. These types of statements and underlying factors as well as risk and uncertainties are listed in the Company’s filing with the Securities and Exchange Commission as well as the news release that was distributed earlier this evening. China BAK’s statements on this call are made as of July 28, 2008, and the Company undertakes no obligation to update any of the forward-looking statements contained herein, whether as a result of new information, future events, changes in expectations or otherwise. With that said, it is my pleasure to turn the call over to China BAK’s CFO, Mr. Shen.

T. Shen
Thanks, operator. I would like to extend a warm welcome to everyone joining us on the call today. With me here are Mr. Li, Chairman and CEO; Dr. Mao, CO and CTO. All of us will be available to answer your questions during the Q&A session.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

We achieved new record revenue of $68.5 million U.S. in the traditionally low quarter, over 30% increase as compared to last quarter, as sales of prismatic cells and cylindrical cells maintained strong growth. Revenue from cylindrical cells, used in laptop computers, increased to $13.6 million, more than double from last quarter’s levels and now accounts for 20% of our total revenue. We started shipment to a well-known Taiwan-based notebook maker, ASUS Tek Computer Incorporated via pack assembling companies in May.

We continue to gain major customers for our prismatic cells and polymer cells too, including Foxconn Technology Group, the largest manufacturing services provider in the world, and Sandisk, the largest supplier of flash memory data storage products in the world.

Now I will reveal this quarter’s financial performance in more detail. All of the dollar amounts will be U.S. dollars. Net revenue for the third quarter was $68.5 million, up 33.4% from last quarter and up 132.3% from the same quarter of last year. Revenue from cylindrical cells was $13.6 million, up 103.1% from $6.7 million last quarter and up 1,297.9% from the third quarter of last year.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Revenue from aluminum-case cells were $33.8 million, up 11.5% from last quarter and up 129.4% from the same quarter of last year. Revenue from steel-case cells were $10 million, up 70.5% from last quarter and up 90.5% from the same quarter of last year. Revenue from battery packs were $8.5 million, up 29.8% from last quarter and up 90.2% from the same quarter of last year. Revenue from lithium polymer cells, used in personal electronic devices such as PDAs, MP3 players, and Bluetooth devices, were $2.5 million U.S., up 33.1% from last quarter and up 182% from the same quarter of last year.

Gross profit for the third quarter of FY08 was $8.4 million, up 114.7% from last quarter and up 66% from the same quarter of last year. Gross margin was 12.3% compared to 7.6% last quarter and 17.2% in the same quarter of last year. The increase in gross profit compared to last quarter was attributable to the increase in sales volume and rising in average selling price, which outweighed the effect of average price increase in raw materials.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Operating expenses totaled $8.4 million, or 12.3% of revenue, as compared to $7.6 million, or 14.8% of revenue last quarter, and $6.5 million, or 22% of revenue, in the same quarter of last year. R&D expenses were $1.9 million, or 2.7% of revenue, as compared to $1.4 million, or 2.7% of revenue, last quarter, and $1.1 million, or 3.8% of revenue, the same quarter of last year. Sales and marketing expenses were $1.5 million, or 2.2% of revenue, as compared to $1.4 million, or 2.7% of revenue, last quarter, and $1.2 million, or 4% of revenue, the same quarter of last year. G&A expenses were $5.1 million, or 7.4% of revenue, as compared to $4.8 million, or 9.4% of revenue, last quarter, and $4.2 million, or 14.2% of revenue, the same quarter of last year.

Operating loss for this quarter was $36,000 as compared to operating loss of $3.7 million last quarter and loss of $1.4 million in the same quarter of last year. Net loss was $2.3 million in the third quarter as compared to net loss of $6.2 million last quarter and a net loss of $2.7 million in the same quarter of last year. Diluted earnings per share were negative $0.04 compared to negative $0.12 per share last quarter and $0.05 per share earnings the same quarter of last year.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

At June 30, 2008, China BAK had $30.2 million in cash and a negative working capital of $2.5 million, reflecting a current ratio of 0.99:1. Net cash used in operating activities was $2.9 million during the quarter compared to $1.2 million used in operating activities last quarter and $2.3 million provided by operating activities in the same quarter of last year. Trade accounts receivable net at the end of this quarter increased to $85.1 million from $78.9 million at the end of last quarter.

DSO decreased to 108 days from 132 days last quarter and was the lowest in the last two years. Inventory on June 30, 2008 was $68.2 million, similar to the end of last quarter. Days sales of inventory declined to 102 days this quarter from 124 days last quarter. The 102 days figure was also the lowest in the last two years, and both the DSO and the days sales of inventory reductions reflect continuous improvement in our operating efficiency.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Total debt stood at $187.2 million, including short-term bank loan of $111.5 million, bills payable of $11.6 million, and long-term bank loans of $64.1 million. Stockholders’ equity totaled $147.9 million. China BAK had $121.8 million available for borrowing under its credit facilities.

Looking at the past quarter, we are pleased to see record revenue, improved gross margin, narrower loss, and the continuous expansion of our customer base. We also obtained final approval on the land use rights of BAK Industrial Park, which removed the last major uncertainty in our growth path. We are confident that we will surpass our FY08 revenue target of $210 million, and we expect to expand our product offerings with the Tianjin facilities put into operation in or about October 2008. I would like to thank everyone for listening today. Mr. Li, Dr. Mao, and I are happy to answer any questions you may have. Operator? Operator?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Coordinator	And the first question comes from the line of Mr. Mark Tobin with Roth Capital Partners. Please proceed.

M. Tobin	Good morning. Thanks for taking my question.

Henry Mao	Hello, Mark.

Tony Shen	Hello, Mark.

M. Tobin
A quick question, first, on the guidance. I was a little bit surprised you didn’t take it up for the year. The $210million and I know you said “surpass it,” but, would imply under $40 million in revenue in ’08. Can you offer some commentary on your visibility into Q4? Is there something seasonal that you’re seeing? Or I guess just give us a little more clarity into the fourth quarter.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen
We just saw that there’s only one quarter left and if we give a full year guidance, a new guidance, it’s going to be just telling you what we will achieve in the fourth quarter, so that makes the guidance probably not a guidance per se. So at this time, we see the growth trend still very strong and, in terms of revenue, we, since in the earliest leads, we did not provide any new figure. We’ll just have to stay that way.

M. Tobin
Okay, and I guess, within the mobile handset segment specifically, obviously a very strong quarter within that segment. Do you expect continued growth or was there kind of a seasonal bump that you got during Q3? Would you expect that to come down in Q4?

Tony Shen
This year, actually, Q3 was traditionally slow, but this year, due to strong growth in almost all product categories, we, for the first time, did not experience any seasonality. One thing I want to point out is that steel-case revenue this quarter is kind of unexpectedly high due to sudden demand by certain customers, so that I don’t expect to continue, but for other product categories, we expect the strong growth to continue.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

M. Tobin	Okay, thank you. And on your SG&A, or really your operation expenses across the board, are there any one-time expenses within your G&A line or operating expense line?

Tony Shen	There was a foreign exchange loss of about $700K. Besides that, nothing else.

M. Tobin	Okay, and that’s booked in your G&A line?

Tony Shen	Yes.

M. Tobin
Okay, and one last question relating again to the strong quarter for the mobile handset segment. Can you offer some commentary on what you’re seeing competitively? Are some of the smaller competitors starting to be less price competitive? Are you starting to see the market rationalize at all?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	I’m sorry. I didn’t quite hear the second part. What about the smaller players?

M. Tobin	Are you starting to see less competition from the smaller players in the market? Or just offer some—

Tony Shen	Laptop, right?

M. Tobin	No, within mobile handsets.

Tony Shen	(Inaudible.)

M. Tobin	Within mobile handsets.

Tony Shen	Okay.

M. Tobin	Handsets, okay.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Handset or laptop?

M. Tobin	Handset.

Tony Shen
Oh. Okay, we see less competition from smaller competitors because we have higher sales production, our costs even lower than the small companies, and also we have higher buying power for materials. Nowadays, the material is a big portion of the total cost, so we face less competitive from the smaller competitors, but we still have challenges to compete with the big players in the industry.

M. Tobin	So I guess, overall, how would you characterize the competitive environment within mobile handset versus a year ago, or even a quarter ago?

Tony Shen
Well, the way we … is to try to increase our yields and further increase, improve our quality and then we can have higher quality and lower cost to compete with in this competitive environment. To answer your question about pricing, we raised price in April, not just for notebook computer cells, but also for certain models of handset cells, so the pricing pressure is not as strong as previous quarters, if that answers your question.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

M. Tobin	Okay, that’s helpful. I’ll go back in the queue. Thank you very much.

Tony Shen	Thank you.

Coordinator	And the next question comes from the line of Doug Ruth with the Lenox Financial Services. Please proceed.

D. Ruth	Hello. Good morning, gentlemen.

Tony Shen	Hello, Doug.

D. Ruth	Hello. Could you tell us what’s happening with the Hewlett-Packard contract? Is there any update?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Henry Mao
Well, we are still in the process of being qualified by Hewlett-Packard. I would say we already shipped to, as you can see, from Tony’s call, we started shipment to a Taiwanese computer maker, ASUS, with that, another milestone.

D. Ruth	How big is the contract with ASUS?

Henry Mao	I’m sorry. I can’t release the numbers here at this moment.

D. Ruth	What were the sales to ASUS in the current quarter, the third quarter?

Henry Mao	It’s very miniscule because we started in May and it was mostly trial shipments.

D. Ruth	Okay, so—

Henry Mao	(Inaudible.)

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Henry Mao	It doesn’t rank in the top ten yet.

D. Ruth	Okay, then the top 15?

Henry Mao	We only have so many customers. Maybe in the top 20 then, if you really want to know.

Henry Mao	It will be—

Henry Mao	It will be big later on, though.

Tony Shen	Yes.

Tony Shen
So just to remind everyone that our revenue guidance, when we first put out a revenue guidance back in the earlier quarters, the $210 million figure, we actually budgeted in some HP shipment, but now, as you can see, even without HP shipments, we will still surpass, maybe by a large margin, the guidance. So it was a product success, HP or not.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Okay, well, where does the Company stand with HP? Have they completed testing the products?

Henry Mao	The testing was done by the packers, and we’ve passed the cells to them, and then HP eventually, before they start purchasing from us, will still have to give us an audit, the process audit.

D. Ruth	Are you saying an audit?

Henry Mao	An audit.

Henry Mao	Audit. Process audit. Production audit.

D. Ruth	Okay. Well, when are they going to be ready to do that?

Henry Mao	That’s something already in process.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Henry Mao	It’s already in— but they haven’t come yet, and per our agreement with them, we cannot disclose the exact time.

D. Ruth	Do you think that’s going to happen still in fiscal 2008?

Henry Mao	We can’t say that.

Tony Shen	We can’t disclose the time.

Henry Mao	We have to get approval from HP ….

D. Ruth	Alright. Well you think it’s going to happen in the next six months?

Henry Mao	We still cannot say that.

(Voices overlapping.)

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Alright.

Henry Mao	It doesn’t mean that it will not happen, but we just can’t say from our mouths. It’s definitely in process.

D. Ruth	Alright. Now, will you hit $250 million in revenue for this fiscal 2008?

Tony Shen	We cannot say any new numbers since we didn’t put in the earnings release. Otherwise, it’s a selective disclosure. ….

M. Tobin	(Inaudible.)

D. Ruth	Oh, you just said you were going to exceed the $210million by a fairly large amount, didn’t you?

Tony Shen	Yes, but it’s not an exact figure. We can’t say the exact figure.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Well, 20%?

Tony Shen	That’s an exact figure.

D. Ruth	Oh, okay. Alright, okay. How about the other two large customers that you disclosed in the 2007 annual report? What’s happening with CZTE and Changhong? How are those orders progressing?

Tony Shen	ZTE?

D. Ruth	ZTE.

Tony Shen	ZTE, right?

D. Ruth	Yes.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	ZTE.

Henry Mao	ZTE is one of the largest of our prismatic cell customers.

D. Ruth	Are they a top ten customer?

Tony Shen	They’re certainly one of the top ten.

D. Ruth	And how big of a customer are they?

Tony Shen	Top ten, a few million—

Tony Shen	A few million U.S. dollars.

Henry Mao	Yes.

D. Ruth	How much, $2 million?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	A few, about four.

D. Ruth	Four million, okay. And when did they start buying the batteries from you?

Tony Shen	I think they started in the fourth quarter—

Tony Shen	Fourth quarter of 2007.

D. Ruth	Okay, so could they be a $5 million or $6 million customer in 2009?

Tony Shen	It’s hard for us to predict on any particular account. We need to check with our sales department on specific figures on each customer, especially since that is not the top five customer.

Tony Shen	We have to get approval if we ever have to … from the customer.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes, from the customer.

D. Ruth	Okay, and how about Changhong? How big of a customer are they? Are they a top ten customer?

Tony Shen	Changhong? How to spell? I don’t even remember that.

D. Ruth	C-H-A-N-G-H-O-N-G.

Tony Shen	H-O-N, it’s not in the top ten.

Henry Mao	… top ten, no.

Tony Shen
These customers, the order manager of cell phone customers, cell phone cells customers shift almost every quarter because most of them are actually not the final user, not the cell phone manufacturers themselves, so a lot of times the OEMs switch their orders through different packers, and it’s hard for us to predict or actually to give any meaningful comment on why they shift quarter to quarter. It’s just based on the OEM customers’ preference in ordering through a form, but eventually the orders reach us because we have the largest capacity in the industry.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Okay. Now how big—

Tony Shen
There’s another thing …, excuse me, is that we are cell makers. We make cells and then we sell the cells to many pack companies. After packing, they sell to all of the end users, like cell phone, mobile phone, and the laptop, like ASUS when they say we ship the cells to ASUS via pack assembling companies.

D. Ruth	Okay, I understand that. Now how big could the contracts be with this Foxconn Technology and Sandisk?

Tony Shen	Foxconn?

Tony Shen
Yes. Once again, it’s hard to predict on one particular customer. The customer also doesn’t want us to disclose how much they would purchase from us, probably in fear of leaking their plans to their competitors.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Could either one of those two be a top ten customer eventually?

Tony Shen	Eventually, yes.

Henry Mao	Yes.

Tony Shen	For example, I’ll give you the example of Simplo in the notebook cells business. Simplo didn’t start until last quarter, the March quarter—

Henry Mao	The March quarter.

Tony Shen	Yes, and now it’s already in the top five. It’s already in the top five.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Alright. Now what is happening with the capital expenditure budget? You had told us that you were going to spend like—

Tony Shen	Actually, the cap ex budget is now lower than expected. We originally had $60 million throughout the year, and at this time, we predict that probably the total will only be $50 million.

D. Ruth	And what are you cutting out?

Tony Shen	It’s just the fiscal year will end in less than two months now, and the plan for some increment purchase has been postponed to next fiscal year.

D. Ruth	And how about the Shenzhen test center? How has that been coming along?

Tony Shen	The what? The Tianjin facility?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Yes, the Tianjin R&D test center.

Tony Shen
Tianjin will eventually become both an R&D and manufacturing space. The first factory in Tianjin has been built, and we are starting to have test for that in trial production now. And as we said earlier, the first commercial shipment will probably begin in October, so it will be next fiscal year.

D. Ruth	Okay. Now will the Company be profitable in the fourth quarter?

Tony Shen	We can’t predict that. This, once again, runs into a possible selective disclosure.

D. Ruth	And how are you going to—?

Tony Shen
You can look at the trend. The gross margin this quarter is 12.3%, last quarter was 7.6%, so we are nearing the previous gross margin levels , and raw materials peak, now, looking back, have peaked in April. May and June saw lower commodity price, and you can also look at oil and gold. They’ve come down quite a bit in the last several weeks.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	And what about July—

Tony Shen	So the trend is favorable.

Herny Mao	The trend is favorable. That’s all we can say.

D. Ruth	What about July? Did the material cost further decline during July?

Tony Shen	We haven’t had complete data for July yet, so I cannot answer.

Tony Shen	July, the raw material cost, especially in the cobalt … has dropped compared to—

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

D. Ruth	Should be lower—

Tony Shen	… compared to April.

D. Ruth	Okay, and will the profit margin, the gross profit margin trend higher in the fourth quarter?

Tony Shen	We can only look at the trend. I can’t say that it will definitely higher.

D. Ruth	Well, does the trend look higher?

Herny Mao	That’s your assessment to make, Doug.

D. Ruth	And what’s happening with the accounts receivable? How are you doing collecting receivables?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen
As you can see, days sales outstanding have been reduced to the lowest level in two years, so that is the effect of our collection efforts. And also, with notebook cells, the cylindrical cells being a larger and larger percentage of our product, the customers for that product are usually larger corporations and payments are more on time.

Henry Mao	Always on time.

Tony Shen	Always on time.

Tony Shen	Some even pre-pay.

D. Ruth	Oh, that’s wonderful. What are the days outstanding on the receivables now?

Tony Shen	It’s 108.

D. Ruth	Okay.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Coordinator	And the next question comes from the line of Peter Delgado. Please proceed.

P. Delgado	Good morning, gentlemen.

Tony Shen	Hello, Peter.

Henry Mao	Hello, Peter.

P. Delgado	Hello. First of all, congratulations—

Tony Shen	Peter, excuse me, what institution are you with?

P. Delgado	Threshold Capital is the name of my firm.

Tony Shen	Oh, okay.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Henry Mao	Okay, Peter, go ahead.

P. Delgado	Yes, wanted to congratulate you guys on some great growth this quarter. Those are some pretty fantastic revenue numbers.

Tony Shen	Thank you.

P. Delgado	Wanted to ask, I guess specifically, if you can comment as to what you really attribute this growth to. Is this—?

Tony Shen	Sorry, Peter, I can’t hear you. You said something about growth?

P. Delgado
Yes, I said if you can make some further comments, if possible, on specifically, what do you really attribute this quarter’s growth to? Is it just added business from existing customers or is this new incremental business from new and OEM customers?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen
Actually, the major growth point for us, and it has been for the past two or three quarters, is notebook computer cells. The revenue from notebook computer cells more than doubled for the third time continuously, and we also have gained new customers such as ASUS Tek, as we mentioned before, in notebook. In cell phones, we gained Foxconn, and in polymer, we gained Sandisk. Both of these started small shipments, but in later quarters, we’ll have a lot more volume. So you can see that it’s both from existing customers and new customers. And then, specifically in steel-case cells, which is one kind of cells for cell phones, we had an unusually high demand this quarter, so that may not be sustainable in later quarters, which is also not what we want because steel-case additionally has been a low-end product and it’s being phased out. In the past quarters, you could see that the revenue from steel-case cells declined quarter after quarter, but this quarter certainly spiked up for nearly five million.

Tony Shen	So it’s mostly from our continuous efforts in growing our business, both in products and in customer base, but also with some help of unexpected orders from certain companies.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

P. Delgado
Gotcha, thanks. Okay, and I guess the second part of that question, why would you say your customers are choosing to go with China BAK versus the likes of Panasonic, Sony, or LG Chem? Are you guys just really competitive on the pricing side? Is it your R&D? Do your batteries last longer? If you could make a comment on that.

Tony Shen	Dr. Mao will answer.

H. Mao
Peter, I will try to answer you that. Our quarter compared to Japanese and the Korean …, we have, first of all, our price is lower and our quality is comparable. And also, we have logistic advantages because many of the manufacturers are now in China, so if they buy the cells from outside, they have to pay duties and taxes. If they buy cells from us, we just put in the truck, put in the truck and ship over so they can avoid that other cost, so altogether, we are more, those customers are more favorable to have a … domestic cells.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

P. Delgado	Right, right. Okay.

Tony Shen	I think that’s mostly on the notebook side. On the cell phone side, most of our customers are Chinese customers, so those advantages are even more obvious.

P. Delgado
Sure, okay. Right. I understand. I guess, last question here, and then I’ll get back in the queue here. Obviously, the price of oil has really been pretty volatile lately here, and I guess in the U.S. there is starting to be some more press specifically related to the new GM Chevy Volt car, which some of these places—

Tony Shen	Yes, heard about that.

P. Delgado
And in early January, there was a waiting list of approximately a little over 10,000 vehicles. Just curious, are you guys working on this project at all to try and be a subcontractor? Are you guys involved in any aspect of this project?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes. We are working on that category of product, but we can’t say which customer we’ve been dealing with because they—

Tony Shen	They’d have to—

Tony Shen	They don’t allow us to say it anyway. In the Tianjin facility, our first product will be battery cells for electric bikes, bicycles, and the second product rollout will probably be a battery for cars.

Henry Mao	Some power tools.

Tony Shen	Yes, and power tools. And then, eventually, we will go to the ATV application.

Tony Shen	The whole Tianjin factory is built for that.

P. Delgado	Okay, but that is something that is definitely in the Company’s plans in the immediate future, specifically in the—?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes, yes, and Tianjin facility itself is designated by the Chinese government to be electric vehicle manufacturing base.

P. Delgado	Right.

Tony Shen	That’s why we chose Tianjin, one of the reasons at least.

P. Delgado	Right, okay. Fantastic. Thanks, guys.

Tony Shen	Okay. Thank you, Peter.

Henry Mao	Thanks.

Coordinator	And the next question comes from the line of Craig Allen, a private investor. Please proceed.

C. Allen	Good morning, gentlemen.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Hello.

Henry Mao	Hello.

C. Allen
I’m not as upbeat as the last gentleman because I have to look at the barometer of how well-received your company is according to the stock price, and that’s a barometer of how well things are going. And (a) your earnings were negative, (b) last time I checked a couple hours ago on after-hours trading, your stock is down, and (c) here we go, like with every conference call I get on you with, the stock is sitting here at the same price it’s always at, right in that $4 range, which is very disappointing. What are we going to do to get the stock in the $20, $30, $40, $50 level where it should be?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen
As you can see, in the last couple quarters, we had some product breakout. For example, cylindrical cells for notebook computers was a no-name about six quarters ago and now accounts for 20% of revenue. And as you can also see, we’ve gained customers, some … leading names in the world, so we are continuing our efforts and this past several quarters have seen very strong challenges from material costs. But even under that circumstances, you can still see our, at least some of our operating measures improving, our DSO, inventory days, also, expenses as a percentage of revenue, so those are the things that we are doing, and our new product development, especially for the Tianjin facility, is also on schedule. So stock price, you may be, at least from … about the movement of stock price and the cost by fundamentals of the Company, but also market forces, supply and demand, and the general market trend all contribute to a stock fall or rise. So we work hard, but not solely for the immediate rise of the stock price.

C. Allen	With the Olympics right around the corner here, I notice in China they’re closing down a lot of plants. Are you one of them, or are you just going to remain open during the quarter?

Tony Shen	No, we are in the far south. To give you some perspective, are you from the U.S.?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

C. Allen	Yes.

Tony Shen	So the Olympics are about in the area above Boston, and we are the tip of Florida.

C. Allen	Oh, okay, so you—

Tony Shen	We are Key West.

C. Allen	Oh, okay. Alright.

Tony Shen
So the shutdown of places of manufacturing does not affect us in a large scale. One of our suppliers is in the Beijing area, but the shutdown was widely expected for a long time, so they already beefed up their operation to keep our supply unaffected.

C. Allen	Okay, so you’re going full steam. Are you running seven days a week over there or six or what?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	In some lines, for example, the cylindrical line is in its full capacity. And other lines range from 70% to 90% capacity utilization.

C. Allen	By the way, I want to ask you something. What does BAK stand for?

Tony Shen	People asked before. Actually, we don’t have any specific explanation.

Tony Shen	The … battery king in Chinese, and then battery king is—

Henry Mao	Yes, probably one of the predecessors of the Company was named in Chinese with the meaning “battery king,” and that’s probably where the “K” came from.

(Voices overlapping.)

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July 28, 2008/9:00 p.m. EDT

C. Allen
Just off the cuff here, as a marketing tool, maybe you guys might want to work on something a little more catchy later on, because a lot of people think it stands for bank or bakery, okay? Especially when you’re looking at the stock. Yes, when I first saw the stock in the newspaper, I thought it was a bakery stock, so you might want to come up with—

Tony Shen	… consider that.

C. Allen	Yes, so you might want to think of maybe someone maybe that might be really catchy and—

(Voices overlapping.)

Tony Shen	Battery cells when stacked together look like ….

C. Allen
Yes, okay, alright, alright. Well, alright, listen, I read in the annual report that I received the other day something to the effect that you’re pursuing businesses/alliances with, was it Motorola and Nokia is it, or what was it? Motorola and somebody else?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes.

(Voices overlapping.)

Tony Shen	It’s still in process of getting qualified with them.

C. Allen	You’re getting what with them?

Tony Shen	Qualified, qualification. If you want to get, Nokia and Motorola is a long process of being qualified, so qualification is a long time.

C. Allen
Going back to Hewlett-Packard, Doug brought up to you earlier, which has been on our mind. I know you guys have been working on that thing since, I believe it’s ’06, September of ’06, somewhere thereabout, which seems like a long time to me.

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes, it is.

C. Allen	Yes. Did I understand you to say that this thing is looking like it’s going to be a done deal?

Tony Shen	It’s very likely. The likelihood is getting higher and higher every quarter.

C. Allen	Okay.

Tony Shen	But we can’t release/announce anything until we release it.

C. Allen	Why does it take so long on something like this?

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CHINA BAK BATTERY: China BAK Battery Third Quarter Fiscal 2008 Earnings Conference
July 28, 2008/9:00 p.m. EDT

Tony Shen
Because the battery is kind of a product, could have some safety issues in the field. Something like the FDA, if you know the drug companies, takes ten years, 15 years to be qualified by FDA. You probably know about that because the drugs have some safety concerns. Our batteries are a similar thing. It could have the safety incidents in the field, so that’s why it takes so long, to make sure you absolutely have no problems and all these technical and there’s marketing and the laws of production, quality control, so a lot of, say, for instance, some companies asking for a checklist of 180 items of checklist. You have to go through each of them.

C. Allen	Oh, boy.

Tony Shen	Including, for example, whether you use child labor.

Henry Mao	No, that’s additional. That’s an additional one. That’s called operator social responsibilities qualification. That is also about 100 questions.

C. Allen	I brought this up to you before and I’ll bring it up to you again. Any progress in the area of solar batteries for storage? Remember I brought that up—

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July 28, 2008/9:00 p.m. EDT

Tony Shen	No, we don’t make any solar batteries. It’s different, completely different.

C. Allen	Yes, well, you know, remember I brought up to you about having the batteries just for storage purposes, for nighttime use?

Tony Shen
Oh, yes, yes, yes. We supplied to some companies with solar applications because they, in the daytime, the solar panels make the, they get the power and store in the battery and they use it in the evening.

C. Allen	Right, that’s where I thought you guys would come in at. Are you working on anything in that area?

Tony Shen	We do have customers using that, but it’s not really a big account yet.

Tony Shen	If they want, we ship them and—

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July 28, 2008/9:00 p.m. EDT

Henry Mao	Yes, we have customers that are working in those products—

C. Allen	So the technology for that is nothing out of the way then? It’s pretty straight-forward?

Tony Shen	Very straight-forward for us.

C. Allen	Okay, now let me ask—

Tony Shen	We do not develop solar panels.

C. Allen
Going back to the cars again, I know Toyota and some of the other manufacturers are going the battery route just like the new Volt, and I understand the problem with the Volt, I don’t know if they’ve worked out the kinks in it or whatnot, but it’s being able to take a charge and holding that charge for a good length of time. Are you guys, have anything at this time or working in that area where you might come up with something that might be revolutionary that might be able to—?

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July 28, 2008/9:00 p.m. EDT

Henry Mao
As we previously, as Tony mentioned, we set up our Tianjin facilities, which is, they’re even bigger than our Shenzhen operation. The land is bigger, so that factory is very … power cells. Power cells can be the batteries for bicycles, for power cells, a power tool, and also can be for ATVs, even few EVs, electric vehicles. So we not only have the project, we do have the factory set up there, so by end of the year, the factory will starting operation to launch …there to make power cells.

C. Allen	Alright, that’s very good. Well, listen—

Tony Shen	Yes … question ….

C. Allen
Yes, that’s alright. Well, I hope you gentlemen keep pursuing excellence over there, and I want you guys to start doing some things here to where we can look proudly upon the stock in your company. Next time I talk to you guys, I want to see the stock in the $20 range, okay?

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July 28, 2008/9:00 p.m. EDT

Tony Shen	You can work for us over here.

C. Allen	That’s what we’re shooting for here, alright? So alright, we’ll talk to you next time and I’ll go back in the queue.

Tony Shen	Yes, thanks so much.

Coordinator	And the next question comes from the line of Mark Tobin with Roth Capital Partners. Please proceed.

M. Tobin
Just a few follow-ups, just a couple of follow-ups, we talked about cap ex for ’08 being in the $50 million range. Can you provide at least maybe some directional or general commentary on your cap ex plans for ’09?

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July 28, 2008/9:00 p.m. EDT

Tony Shen
For ’09, we don’t have figures for the full year yet, but we are adding two manufacturing lines for cylindrical, so that part is already figured. A part of those will be done in fiscal ’09. And then the rest will just have to come when we finish the budgeting process.

M. Tobin	I guess, just in terms of an order of magnitude, would you expect it to be similar to ’08 or considerably more or less?

Tony Shen	Should not be more than ’08.

M. Tobin
Okay. And then, on tax rate, I know the government’s going toward a unified tax rate, but I’m assuming you’re getting some preferential treatment with your efforts in Tianjin and so forth. Can you provide some—?

Tony Shen	Yes, some of our entities will enjoy that, but not every entity.

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July 28, 2008/9:00 p.m. EDT

M. Tobin	So can you at least give some general idea of what tax rates you expect in ’09 and 2010?

Tony Shen	It’s hard at this time. Probably at year-end we can give you that.

M. Tobin	Okay, but as far as a guess right now?

Tony Shen	Well, now, you can probably assume that they’ll be similar to this year.

M. Tobin	Okay. This year’s a little bit difficult with the losses to calculate those tax rates. You were at a, roughly a 7.5% run rate, I think, in prior years.

Tony Shen	Yes, before, yes.

M. Tobin	So you think that’s a good run rate or do you see that trending upward, more toward that 25%—

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July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes, I think it’ll be better if we discuss this is in, for example, September or October.

M. Tobin
Okay. And as far as your steel-case business, you mentioned you had a non-recurring bump of shipments there during this quarter. Do you expect to keep that production line running or is there a plan to wind that down at some point?

Tony Shen	It’s going to be reduced gradually, unless customers demand case cell steel, in which we don’t expect.

M. Tobin	You said it will be—

Tony Shen	… unusual.

M. Tobin	You said it’ll be—

Tony Shen	Yes, this product … the one we are running down ….

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July 28, 2008/9:00 p.m. EDT

M. Tobin	Okay, so from an outlook standpoint, you would expect that to actually go to zero at some point?

Tony Shen	Yes.

M. Tobin	Okay.

Tony Shen	To some point, you are right.

M. Tobin	Okay, that’s all I have. Thank you for taking my call.

Tony Shen	Yes.

Tony Shen	Thanks, Mark.

Coordinator	And the next question comes from the line of Rick Pheran with Accretis Capital Partner. Please proceed.

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July 28, 2008/9:00 p.m. EDT

R. Pheran	Congrats on a nice quarter, guys.

Tony Shen	Thank you.

R. Pheran
You know, I was curious if you could maybe just shed a little bit more light on the Tianjin facility and when you think you may actually be shipping automotive batteries. Is that something, I know you talked about shipping in October and that the initial products will be bikes. When do you think the automotive batteries would be shipped?

Tony Shen
That’s hard to predict. We are now in the research and development process for that product. It’s hard to pinpoint in which quarter or even whether it’s in ’09 or 2010 that there will be a commercial shipment for that product. We do have customers expressing interest in making prototypes, so that’s all we are at now.

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July 28, 2008/9:00 p.m. EDT

R. Pheran	Is there a similar qualification process as there is with HP and now it sounds like Motorola and Nokia for the automobile companies?

Tony Shen	I’m actually not quite sure.

Henry Mao
No, we don’t have a contract, no. We have partners actually in the automotive industry. We’re working together to develop ATVs and also we have another company make the model, working with us to make a model, so we have several projects on that area, but not for big makers like a General Motors, no, not yet.

R. Pheran	And with respect to the bike batteries, are those contractual or do you just build it and then look for the customers or do you actually have contracts going into this?

Tony Shen	Well, now it’s in very early stage, so we don’t have any contracts yet. The first shipments will be small and then, eventually, probably will—

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July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes, we will grow.

Henry Mao	Yes, we will grow, and then also we’ll seek contracts with customers to secure demand plans.

R. Pheran	Okay, and the Motorola and Nokia qualification process, are there letters of intent similar to HP or is it at that stage yet, or will it be following the same pattern as the HP contract?

Tony Shen	Motorola and Nokia, we do not have letter of intent, and we now expect that they come in probably after HP.

Henry Mao	They do different ways. They don’t sign those kind of LOI. They just offer you qualified and you go to it, you get the shipment.

R. Pheran	I see. So you’re in a qualification process and there was no letter of intent going into that?

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July 28, 2008/9:00 p.m. EDT

Henry Mao	No. They don’t issue that. Different companies, it’s different.

R. Pheran
Do they have the potential of being, I know you haven’t really shared a lot of numbers on HP, but when you look at Motorola and Nokia, do you consider each one of them potentially as large as HP or are they somewhat smaller in terms of the market potential?

(Voices overlapping.)

Henry Mao	Because HP buys cells for notebook computers and these cells actually—

Henry Mao	Big.

Henry Mao
They are larger and more expensive than the cell phone cells. The laptop cells are three times bigger than cell phone batteries, so the revenue, of course, is much higher. And also, they use multi-cell applications. So in your laptop, you probably use the six or eight, so they are, the volume, usually revenue or volumes are usually much bigger.

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July 28, 2008/9:00 p.m. EDT

R. Pheran
Okay. And I’ve been on these calls for several quarters now, and I haven’t heard any actual predictions or estimates. Can you at least share some sense of what an HP contract, when in full swing, could potentially represent? Is this sort of a doubling of revenues for the business, or how large is this?

Henry Mao
We’ve committed to HP that we will … 50% of our notebook cells manufacturing facilities capability to them, capacity, so right now, our capacity is already in full swing, in full utilization, but we are adding two lines as we speak. So eventually, for each quarter, 50% of our capacity could reach $30 million to $40 million U.S. range.

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July 28, 2008/9:00 p.m. EDT

R. Pheran
Okay. And with respect to gross margins, it’s nice to see, and the sales growth this quarter, obviously, is extremely impressive and it sounds like your fourth quarter is going to be following the same trend, which is great news. And with the addition of HP at some point here, which does sound like it’s imminent, is obviously going to add additional growth here. Now, the gross margins, in the 2005-2006 time frame, you all were in the mid-20s. As you start leveraging off of some of the fixed costs that you’ve got and with this growth, do you anticipate gross margins back up in the 20s?

Tony Shen
It’s very hard to put specific numbers on because the major variable is the material cost, but assuming that stabilizing, eventually the margin should return to previous levels. We just cannot predict which quarter, how soon ….

R. Pheran
Okay, and the last question is, it looks like your financing is, you’re in pretty good shape with roughly, what is it, about $30 million in cash right now and another $120 million available under your credit facilities?

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July 28, 2008/9:00 p.m. EDT

Tony Shen	Well, yes and no. We also realize that our debt-to-equity ratio is, at least in U.S. standards, quite high, and we, of course, we will seek opportunities to reduce our debt loan.

R. Pheran	And is that through additional equity capital raises or are you anticipating doing that with cash flow?

Tony Shen	We can’t say that yet, but reducing debt loan is one of our priorities.

R. Pheran	Okay. It looks like you cash flowed positively in the quarter, so you were generating cash, or is that—?

Tony Shen
If you look back at our previous quarters, even with the net loss, our operating cash flow was not very negative. In certain quarters, it was positive, and recently there has been some pre-payment to material lenders to secure relatively lower price for our materials. That’s why the operating cash flow suffered a little bit.

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July 28, 2008/9:00 p.m. EDT

R. Pheran	And you had positive EBITDA though, and is that a metric that you’ll use in measuring your business, your earnings before interest—?

Tony Shen	Actually, we did not use that, but it’s a good idea. We may want to stop to check that in later quarters.

R. Pheran
Okay. It seems that, if you’re starting to realize some real leverage here off of the fixed costs of a larger operation and as sales are improving, you should be generating a lot more EBITDA, which potentially can be used to pay down some of your debt here I would guess.

Tony Shen	Yes, sure.

R. Pheran
And can I just, I guess, from a common shareholder’s perspective, something that would be important to all of us, I don’t think anyone would want to see dilution at these levels, at the share price as it is today, so I know you’re anticipating paying down some of this debt. But if there are other means of doing so besides selling additional equity at these price levels, that would be, I think, a strong preference on behalf of the common shareholders right now.

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July 28, 2008/9:00 p.m. EDT

Tony Shen	We heard your remark.

R. Pheran	Okay. Thanks for taking the call. I appreciate it, and congrats again on a nice quarter.

Tony Shen	Thank you.

Henry Mao	Oh, thanks.

Coordinator	And the final question comes from the line of Peter Delgado with Threshold Capital. Please proceed.

P. Delgado	Hello, guys. Just one more quick question here.

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July 28, 2008/9:00 p.m. EDT

Tony Shen	Yes?

P. Delgado
There was that fire a little time ago at the LG Chem plant in Korea a little while back which caused a pretty severe shortage for notebook batteries. Is that still the case, do you find, right now, presently?

Henry Mao
Well, the market situation, yes. Still they recovered fast, so the market is still in a shortage situation, but maybe next year this situation will be relieved. Since we heard about that, we … management to pay more attention to fire prevention, but right now, the market is still in a shortage right now.

P. Delgado	Okay, and I guess, last thing, do you guys have any plans to come to the U.S. for any type of presentations?

Tony Shen
We’ll keep that as a part of our ongoing investor outreach plan. As is usually the case of public companies, we cannot pre-announce when we will have such activities, but we have those in mind and in plan.

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July 28, 2008/9:00 p.m. EDT

P. Delgado	Okay, great. Look forward to seeing you guys make a visit.

Tony Shen	Thank you.

Coordinator	I would now like to turn the call back over to Mr. Tony Shen.

T. Shen
Okay. Thanks a lot to everybody for participating. Please wait for the, I think it’s an e-mail, right? Yes, wait for our e-mails of our full documentations on the numbers. If you are eager to get the full numbers, you can also log onto our Web site, and we will see you around in conferences and definitely in our next conference call. Thank you.

Coordinator	Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect.

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